CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 23, 2009 on Dreyfus New York AMT-Free Municipal Cash Management for the fiscal year ended January 31, 2009 which is incorporated by reference in this Registration Statement (Form N 1A Nos. 2-89279 and 811-3954) of Dreyfus New York AMT-Free Municipal Cash Management

ERNST&YOUNGLLP

New York, New York April 27, 2009